CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 21, 2013, relating to the financial statements and financial highlights which appear in the December 31, 2012 Annual Reports to Shareholders of the following funds of the Goldman Sachs Trust: International Equity Dividend and Premium Fund, Structured International Tax-Managed Equity Fund, Structured Tax-Managed Equity Fund, U.S. Equity Dividend and Premium Fund, Balanced Strategy Portfolio, Equity Growth Strategy Portfolio, Growth Strategy Portfolio, Growth and Income Strategy Portfolio, Income Strategies Portfolio, Satellite Strategies Portfolio, Real Estate Securities Fund, Commodity Strategy Fund, International Real Estate Securities Fund, Dynamic Allocation Fund, Absolute Return Tracker Fund, and Managed Futures Strategy Fund which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses, and under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information.

PricewaterhouseCoopers LLP

Boston, Massachusetts

April 29, 2013